Exhibit 99.1

Inseego reports Fourth Quarter and Full Year 2023 Financial Results and announces CEO transition

Q4 2023 revenue of $42.8 million

Q4 2023 Adjusted EBITDA of $4.1 million

Fourth consecutive quarter of positive Adjusted EBITDA with $16.7 million in positive Adjusted EBITDA in 2023

Philip Brace appointed Executive Chairman

SAN DIEGO—February 21, 2024—Inseego Corp. (Nasdaq: INSG) (the “Company”), a technology leader in 5G and 4G mobile and fixed wireless solutions for mobile network operators, Fortune 500 enterprises, SMBs, and consumers, today reported its results for the fourth quarter and year ended December 31, 2023. The Company reported fourth quarter revenue of $42.8 million, GAAP operating loss of $11.1 million, GAAP net loss of $14.3 million, GAAP net loss of $1.28 per share, and Adjusted EBITDA of positive $4.1 million. Unrestricted cash and cash equivalents at December 31, 2023 were $7.5 million.

Inseego also announced that Ashish Sharma has resigned as Chief Executive Officer and President, effective February 23, 2024, to pursue other interests, and that Philip Brace has been appointed to the newly created role of Executive Chairman, effective immediately. Among other responsibilities, as Executive Chairman, Brace will be leading the Board of Directors’ search for a new permanent CEO.

"Inseego is well positioned to capitalize on the growing FWA market and the changes being made today are in support of leading the company to execute on this next phase,” said Philip Brace. "I was excited about the possibilities ahead when I joined the Board six months ago, and I look forward to driving the business forward in this new role as Executive Chairman on an interim basis."

Board Chairman, Jeff Tuder also commented: "We are really pleased that Phil has agreed to take on this expanded role as Executive Chairman over the next few quarters. Phil has been a tremendous addition to our Board since he joined this past September, and we are confident that his deep industry experience and product expertise will be a tremendous asset to Inseego and its leadership team during this important period.” Tuder continued, "On behalf of the entire Board, I would like to thank Ashish for his contributions to Inseego over the past six years and wish him success in his next chapter.”

Q4 and Full Year 2023 Financial Highlights

–	Revenue for Q4 2023 was $42.8 million; full year 2023 revenue was $195.7 million.
–	Adjusted EBITDA for Q4 2023 was $4.1 million; full year 2023 Adjusted EBITDA was $16.7 million.
–	GAAP gross margin for Q4 2023 was 31.5%, which was impacted by non-cash inventory reserves taken during the quarter. Non-GAAP gross margin for Q4 2023 increased year-over-year from 30.3% to 39.7% as the revenue mix continues to shift to higher-margin products.
–	Cash decreased in Q4 2023 due to anticipated changes in working capital.
–	On February 20, 2024 the Company entered into an amendment of its Credit Agreement. The amendment relaxed the financial covenants under the Credit Agreement by decreasing the Minimum Liquidity Covenant from $10 million to $8 million. This will allow the Company to have increased availability to borrow under the Credit Agreement. The amendment was done at no cost to the Company.
–	The Company is now reporting revenues in two revenue categories: Product Revenue (consisting of Mobile solutions and Fixed wireless access (“FWA”) solutions); and Services and Other Revenue - all prior periods have been reclassified to show revenue in these categories.

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Q4 2023 Business Highlights

–	Announced the launch of the Inseego Wavemaker 5G indoor router FX3100 for T-Mobile for Business, successfully transitioning from our 1st generation to our 2nd generation 5G FWA, unlocking new business opportunities with increased demand for new features and functionality.
–	Achieved technical acceptance of 2nd generation 5G outdoor CPE with UScellular, with a planned launch in the second quarter of 2024.
–	Received new awards for MiFi X PRO 5G mobile hotspot, and launched with multiple operators in North America.

“We remain committed to delivering profitability as we invest for growth in FWA,” said Steven Gatoff, Chief Financial Officer of Inseego. “While we’re pleased with delivering revenue and Adjusted EBITDA above guidance, we’re hyper-focused on driving revenue growth as we move into 2024.”

Q1 2024 Guidance

–	Total revenue in the range of $40.0 million to $42.0 million.
–	Adjusted EBITDA in the range of $2.5 million to $3.0 million.

Conference Call Information

Inseego will host a conference call and live webcast today at 5:00 p.m. ET. A Q&A session will be held live directly after the prepared remarks. To access the conference call:

•	Online, visit https://investor.inseego.com/events-presentations
•	Phone-only participants can pre-register by navigating to https://dpregister.com/sreg/10186208/fb845e01a0
•	Those without internet access or unable to pre-register may dial in by calling:
•	In the United States, call 1-844-282-4463
•	International parties can access the call at 1-412-317-5613

An audio replay of the conference call will be available one hour after the call through March 6, 2024. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 6171170 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company's website before the conference call begins.

About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is the industry leader in 5G Enterprise cloud WAN solutions, with millions of end customers and thousands of enterprise and SMB customers on its 4G, 5G, and cloud platforms. Inseego’s 5G Edge Cloud combines the industry’s best 5G technology, rich cloud networking features, and intelligent edge applications. Inseego powers new business experiences by connecting distributed sites and workforces, securing enterprise data, and improving business outcomes with intelligent operational visibility---all over a 5G network. For more information on Inseego, visit www.inseego.com #Putting5GtoWork

©2024. Inseego Corp. All rights reserved. The Inseego name and logo are registered trademarks of Inseego Corp. Other company, product, or service names mentioned herein are the trademarks of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, and other statements that are not purely historical facts are forward-looking. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections. They are subject to significant risks and uncertainties that could cause results to differ materially from those anticipated in such forward-looking statements. We, therefore, cannot guarantee future results, performance, or achievements. Actual results could differ materially from our expectations.

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Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the future demand for wireless broadband access to data and asset management software and services and our ability to accurately forecast; (2) the growth of wireless wide-area networking and asset management software and services; (3) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (4) our ability to develop sales channels and to onboard channel partners; (5) dependence on a small number of customers for a significant portion of the Company’s revenues and accounts receivable; (6) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (7) dependence on third-party manufacturers and key component suppliers worldwide; (8) the impact of fluctuations of foreign currency exchange rates; (9) the impact of supply chain challenges on our ability to source components and manufacture our products; (10) unexpected liabilities or expenses; (11) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (12) litigation, regulatory and IP developments related to our products or components of our products; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including restructuring activities and the timing of their implementations; (15) the global semiconductor shortage and any related price increases or supply chain disruptions, (16) the potential impact of COVID-19 or other global public health emergencies on the business, (17) the impact of high rates of inflation and rising interest rates, and (18) the impact of geopolitical instability on our business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements, even if new information becomes available or other events occur in the future, except as otherwise required under applicable law and our ongoing reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Inseego Corp. has provided financial information in this press release that has not been prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP operating costs and expenses, for example, exclude preferred stock dividends, share-based compensation expense, amortization of intangible assets purchased through acquisitions, amortization of discount and issuance costs related to our 2025 Notes and revolving credit facility, fair value adjustments on derivative instruments, and other non-recurring expenses. Adjusted EBITDA excludes interest, taxes, depreciation, amortization, impairment of capitalized software, impairment of long-lived assets, certain other non-recurring expenses and foreign exchange gains and losses.

Adjusted EBITDA and non-GAAP operating costs and expenses are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool. They are not intended to be used in isolation or as a substitute for operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider them to be an important supplemental performance measure.

We use these non-GAAP financial measures to make operational decisions, evaluate our performance, prepare forecasts and determine compensation. Further, management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in our stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, we exclude certain non-cash and one-time items to facilitate comparability of our operating performance on a period-to-period basis because such expenses are not, in our view, related to our ongoing operational performance. We use this view of our operating performance to compare it with the business plan and individual operating budgets and in the allocation of resources.

We believe that these non-GAAP financial measures are helpful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that using these non-GAAP financial measures also facilitates comparing our underlying operating performance with other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

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In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Investors and potential investors are cautioned that material limitations are associated with using non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures in this press release with our GAAP financial results.

Investor Relations Contact:

IR@inseego.com

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INSEEGO CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Mobile solutions	$16,029	$21,469	$80,498	$143,524
Fixed wireless access solutions	12,411	16,467	54,900	43,602
Product revenues	28,440	37,936	135,398	187,126
Services and other	14,314	14,980	60,290	58,197
Total revenues	42,754	52,916	195,688	245,323
Cost of revenues:
Product	25,782	33,021	127,157	161,943
Services and other	3,496	4,082	16,077	16,471
Total cost of revenues	29,278	37,103	143,234	178,414
Gross profit	13,476	15,813	52,454	66,909
Operating costs and expenses:
Research and development	5,799	6,698	21,513	38,290
Sales and marketing	4,103	7,550	21,504	32,825
General and administrative	4,991	7,137	20,721	26,208
Depreciation and amortization	5,522	5,623	19,759	24,490
Impairment of capitalized software	4,124	3,014	5,239	3,014
Total operating costs and expenses	24,539	30,022	88,736	124,827
Operating loss	(11,063)	(14,209)	(36,282)	(57,918)
Other income (expense):
Interest expense, net	(2,170)	(1,985)	(9,072)	(8,606)
Other income (expense), net	(821)	1,685	54	(1,910)
Loss before income taxes	(14,054)	(14,509)	(45,300)	(68,434)
Income tax provision (benefit)	286	118	885	(465)
Net loss	(14,340)	(14,627)	(46,185)	(67,969)
Series E preferred stock dividends and deemed dividends	(773)	(707)	(2,991)	(2,736)
Net loss attributable to common stockholders	$(15,113)	$(15,334)	$(49,176)	$(70,705)
Per share data:
Net loss per common share:
Basic and diluted (*)	$(1.28)	$(1.42)	$(4.32)	$(6.59)
Weighted-average shares used in computation of net loss per common share:
Basic and diluted (*)	11,809,306	10,813,619	11,372,069	10,726,933

(*) Adjusted retroactively for reverse stock split that occurred on January 24, 2024

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INSEEGO CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$7,519	$7,143
Accounts receivable, net	22,616	25,259
Inventories	22,880	37,976
Prepaid expenses and other	5,211	7,978
Total current assets	58,226	78,356
Property, plant and equipment, net	2,758	5,390
Rental assets, net	5,083	4,816
Intangible assets, net	27,140	41,383
Goodwill	21,922	21,922
Operating lease right-of-use assets	5,412	6,662
Other assets	1,256	1,420
Total assets	$121,797	$159,949
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$24,795	$29,018
Accrued expenses and other current liabilities	27,022	27,945
Revolving credit facility, net	4,094	–
Total current liabilities	55,911	56,963
Long-term liabilities:
2025 Notes, net	159,912	158,427
Revolving credit facility, net	–	7,851
Operating lease liabilities	5,039	5,903
Deferred tax liabilities, net	680	323
Other long-term liabilities	2,360	600
Total liabilities	223,902	230,067
Commitments and contingencies
Stockholders’ deficit:
Preferred stock	–	–
Common stock	12	11
Additional paid-in capital	810,138	793,952
Accumulated other comprehensive loss	(5,327)	(6,329)
Accumulated deficit	(906,928)	(857,752)
Total stockholders’ deficit	(102,105)	(70,118)
Total liabilities and stockholders’ deficit	$121,797	$159,949

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INSEEGO CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(46,185)	$(67,969)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	22,522	27,206
Fair value adjustment on derivative instrument	–	(926)
Provision for expected credit losses	446	189
Impairment of capitalized software	5,239	3,014
Provision for excess and obsolete inventory	9,562	2,614
Write-off of capitalized inventory order fees	1,275	–
Impairment of operating lease right-of-use assets	469	–
Share-based compensation expense	7,444	17,875
Amortization of debt discount and debt issuance costs	1,953	2,960
Loss on debt conversion and extinguishment, net	–	450
Deferred income taxes	388	(570)
Non-cash operating lease expense	1,726	1,268
Changes in assets and liabilities, net of effects of divestiture:
Accounts receivable	1,891	2,441
Inventories	669	(3,065)
Prepaid expenses and other assets	2,441	5,642
Accounts payable	(1,860)	(26,313)
Accrued expenses other liabilities	1,110	3,450
Operating lease liabilities	(1,925)	(1,555)
Net cash provided by (used in) operating activities	7,165	(33,289)
Cash flows from investing activities:
Purchases of property, plant and equipment	(704)	(1,481)
Additions to capitalized software development costs and purchases of intangible assets	(9,465)	(11,838)
Net cash used in investing activities	(10,169)	(13,319)
Cash flows from financing activities:
Net repayment of bank and overdraft facilities	(186)	(569)
Net (repayments) borrowings on asset-backed revolving credit facility	(3,757)	7,851
Payment of debt issuance costs on asset-backed revolving credit facility	–	(1,126)
Principal payments under finance lease obligations	–	(62)
Principal payments on financed assets	–	(1,567)
Proceeds from a public offering, net of issuance costs	6,057	–
Proceeds from stock option exercises and ESPP	97	900
Net cash provided by financing activities	2,211	5,427
Effect of exchange rates on cash	1,169	(1,488)
Net increase (decrease) in cash, cash equivalents and restricted cash	376	(42,669)
Cash, cash equivalents and restricted cash, beginning of period	7,143	49,812
Cash and cash equivalents, end of period	$7,519	$7,143

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INSEEGO CORP.

Reconciliation of GAAP Gross Margin and Operating Costs and Expenses to Non-GAAP Gross Margin and Operating Costs and Expenses

Three Months Ended December 31, 2023

(In thousands)

(Unaudited)

	GAAP	Share-based compensation expense	Impairment of Capitalized Software	Inventory adjustment - E&O and contract manufacturer liability	Purchased intangibles amortization	Non-GAAP
Revenues	$42,754					$42,754
Cost of revenues	29,278	$115	$–	$3,369	$–	25,794
Gross Margin	$13,476					$16,960
Gross Margin %	31.5%					39.7%

Total operating costs and expenses	$24,539	$1,299	$4,124	$–	$423	$18,693

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

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INSEEGO CORP.

Reconciliation of GAAP Gross Margin and Operating Costs and Expenses to Non-GAAP Gross Margin and Operating Costs and Expenses

Twelve Months Ended December 31, 2023

(In thousands)

(Unaudited)

	GAAP	Share-based compensation expense	Impairment of Capitalized Software	Inventory adjustment - E&O and contract manufacturer liability	Write-off of Capitalized Inventory Fees	Purchased intangibles amortization	Non-GAAP
Revenues	$195,688						$195,688
Cost of revenues	143,234	$772	$–	$16,340	$924	$–	125,198
Gross Margin	$52,454						$70,490
Gross Margin %	26.8%						36.0%

Total operating costs and expenses	$88,736	$6,673	$5,239	$–	$–	$1,699	$75,125

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

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INSEEGO CORP.

Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended December 31, 2023	Year Ended December 31, 2023
GAAP net loss attributable to common stockholders	$(15,113)	$(49,176)
Preferred stock dividends	773	2,991
Income tax provision (benefit)	286	885
Interest expense, net	2,170	9,072
Other income (expense), net	821	(54)
Depreciation and amortization	6,288	22,522
Share-based compensation expense	1,414	7,444
Impairment of capitalized software	4,124	5,239
Impairment of operating lease right-of-use assets	–	469
Inventory adjustments - E&O and contract manufacturer liability	3,369	16,425
Write-off of capitalized inventory order fees	–	924
Adjusted EBITDA	$4,132	$16,741

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

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INSEEGO CORP.

Supplemental Statement of Operations Data for 2023

(In thousands)

(Unaudited)

	Year Ended	Three Months Ended
	December 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Mobile solutions	$80,498	$16,029	$22,534	$18,895	$23,040
Fixed wireless access solutions	54,900	12,411	11,114	19,505	11,870
Product revenues	135,398	28,440	33,648	38,400	34,910
Services and other	60,290	14,314	14,935	15,157	15,884
Total revenues	195,688	42,754	48,583	53,557	50,794
Cost of revenues:
Product	127,157	25,782	42,788	30,620	27,967
Services and other	16,077	3,496	3,900	4,041	4,640
Total cost of revenues	143,234	29,278	46,688	34,661	32,607
Gross profit	52,454	13,476	1,895	18,896	18,187

Gross profit margin (%)
Product	6%	9%	(27)%	20%	20%
Services and other	73%	76%	74%	73%	71%
Total	27%	32%	4%	35%	36%

Operating costs and expenses:
Research and development	21,513	5,799	5,673	6,266	3,775
Sales and marketing	21,504	4,103	5,148	5,787	6,466
General and administrative	20,721	4,991	4,575	5,431	5,724
Depreciation and amortization	19,759	5,522	4,240	4,688	5,309
Impairment of capitalized software	5,239	4,124	611	–	504
Total operating costs and expenses	88,736	24,539	20,247	22,172	21,778
Operating loss	(36,282)	(11,063)	(18,352)	(3,276)	(3,591)
Other income (expense):
Interest expense, net	(9,072)	(2,170)	(2,891)	(2,014)	(1,997)
Other income (expense), net	54	(821)	(578)	658	795
Loss before income taxes	(45,300)	(14,054)	(21,821)	(4,632)	(4,793)
Income tax provision (benefit)	885	286	(16)	304	311
Net loss	(46,185)	(14,340)	(21,805)	(4,936)	(5,104)
Series E preferred stock dividends and deemed dividends	(2,991)	(773)	(756)	(739)	(723)
Net loss attributable to common stockholders	$(49,176)	$(15,113)	$(22,561)	$(5,675)	$(5,827)

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INSEEGO CORP.

Supplemental Statement of Operations Data for 2022

(In thousands)

(Unaudited)

	Year Ended	Three Months Ended
	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Mobile solutions	$143,524	$21,469	$40,292	$37,469	$44,294
Fixed wireless access solutions	43,602	16,467	14,173	9,935	3,027
Product revenues	187,126	37,936	54,465	47,404	47,321
Services and other	58,197	14,980	14,702	14,452	14,063
Total revenues	245,323	52,916	69,167	61,856	61,384
Cost of revenues:
Product	161,943	33,021	46,777	39,953	42,192
Services and other	16,471	4,082	4,434	4,011	3,944
Total cost of revenues	178,414	37,103	51,211	43,964	46,136
Gross profit	66,909	15,813	17,956	17,892	15,248

Gross profit margin (%)
Product	13%	13%	14%	16%	11%
Services and other	72%	73%	70%	72%	72%
Total	27%	30%	26%	29%	25%

Operating costs and expenses:
Research and development	38,290	6,698	10,211	8,566	12,815
Sales and marketing	32,825	7,550	8,147	7,554	9,574
General and administrative	26,208	7,137	5,210	5,796	8,065
Depreciation and amortization	24,490	5,623	6,297	6,009	6,561
Impairment of capitalized software	3,014	3,014	–	–	–
Total operating costs and expenses	124,827	30,022	29,865	27,925	37,015
Operating loss	(57,918)	(14,209)	(11,909)	(10,033)	(21,767)
Other income (expense):
Interest expense, net	(8,606)	(1,985)	(2,034)	(1,664)	(2,923)
Other income (expense), net	(1,910)	1,685	(1,758)	(982)	(855)
Loss before income taxes	(68,434)	(14,509)	(15,701)	(12,679)	(25,545)
Income tax provision (benefit)	(465)	118	42	(303)	(322)
Net loss	(67,969)	(14,627)	(15,743)	(12,376)	(25,223)
Series E preferred stock dividends and deemed dividends	(2,736)	(707)	(691)	(677)	(661)
Net loss attributable to common stockholders	$(70,705)	$(15,334)	$(16,434)	$(13,053)	$(25,884)

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